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                                                                   EXHIBIT 10.13

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is made this _____ day of ______________, 199__, between WEDCO TECHNOLOGY, INC., a New Jersey corporation (the "Corporation") with its principal offices at Route 173, West Portal, New Jersey 08802, and WILLIAM E. WILLOUGHBY, who resides at
__________________________________ (the "Consultant").

         WHEREAS, the Corporation has been acquired by ICO, Inc. ("ICO") pursuant to the Merger Agreement among the Corporation, W Acquisition Corp. and ICO (the "Merger Agreement");

         WHEREAS, the Consultant was, prior to the consummation of the Merger Agreement transactions, the Chairman of the Board and President of the Corporation;

         WHEREAS, the Consultant has decided to retire from employment with the Corporation;

         WHEREAS, the Corporation wishes to continue to have the benefits of the Consultant's services and experience in the Corporation's business and has requested the Consultant to serve the Corporation as a consultant on the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.      Consulting Services.

                 (a) The Corporation shall retain the Consultant and the Consultant will provide consulting services to the Corporation for an initial term of five (5) years, commencing _______________. The term of this Agreement shall terminate on ___________________, unless extended by the written agreement of the Corporation and the Consultant.

                 (b) The Consultant shall perform such consulting services as are reasonably requested by the Corporation subject to the conditions set forth herein. The Consultant shall report to the Chairman and President of the Corporation. In performing such consulting services, Consultant may rely solely on his knowledge and experience and shall not be required to research any matters.

                 (c) The Corporation and the Consultant agree that the Consultant will make himself reasonably available on reasonable notice to provide consulting services to the Corporation. The time during which the Consultant performs such consulting services will be consistent with and will not interfere with the Consultant's other business. The Corporation and
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the Consultant further agree that the Consultant shall select eight (8) weeks per calendar year (with notice to the Corporation) during which the Consultant's services will not be required. Consultant shall not be responsible for the results of any advice given to the Corporation.

                 (d) All of the Consultant's obligations under this Agreement shall be fulfilled at the Corporation's offices in New Jersey or at Consultant's home, if appropriate.

                 (e) In the event that it is asserted by the Corporation, with reasonable cause, that the Consultant has failed to perform an obligation or obligations under this Agreement, the Consultant will not be deemed to be in breach of this Agreement unless and until he has been given thirty (30) days notice, during which time the Consultant may satisfy any such obligation(s), and has failed in that period to satisfy such obligation(s). If the Consultant satisfies such obligation(s) in that period, the Consultant will not be deemed to be in breach of the Agreement.

                 (f) The Consultant will not be considered in breach of this Agreement, and the Corporation's obligations hereunder shall continue, if any failure to perform on the part of the Consultant is due to any illness, either physical or mental.

                 (g) Consultant's services shall be considered, for federal income tax reporting purposes, to be personal services income, and the total of all consulting fees paid hereunder during each calendar year of the term of this Agreement shall be reported by Corporation to Consultant by use of Internal Revenue Service Information Report Form 1099. Consultant acknowledges the character of consulting fee income so reported is income from personal services, and Corporation shall treat such payments as ordinary and necessary business expenses for federal income tax purposes.

         2.      Consulting Fees; Expenses.

                 (a) For the consulting services furnished by the Consultant pursuant to this Agreement, the Corporation shall pay the Consultant a consulting fee of $240,000 per year, payable in gross monthly payment of $20,000 on the first day of each month during the term of this Agreement.

                 (b) The Consultant shall be reimbursed for all authorized and reasonable expenses incurred by him in connection with the performance of his responsibilities hereunder upon presentation of expense statements, vouchers or other appropriate evidence of expense.
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         3.      Proprietary Information.

                 (a) Consultant acknowledges that in the course of his engagement by the Corporation, he has, is or may be making use of, acquiring or adding to confidential information of a special and unique nature and value relating to such matters as the Corporation's trade secrets, know-how, systems, programs, developments, designs, procedures, manuals, confidential reports and communications and lists of customers and clients. Consultant understands that any information and materials received by the Corporation at any time from third parties in confidence (or subject to nondisclosure or similar covenants) shall also be deemed to be and shall be confidential information. Consultant hereby confirms that he has not and shall not, except with the prior written consent of the Corporation, or except as he is acting as a consultant of the Corporation solely for the benefit of the Corporation in connection with the Corporation's business and in accordance with the Corporation's business practices and employee practices, at any time during or following the termination of this Agreement, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purposes whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his engagement by the Corporation.

                 (b) Consultant will immediately notify the Corporation about and assign, transfer and set over to the exclusive benefit of the Corporation any patent, trademark, copyright, invention, product design, works of authorship, product improvement, or technological innovation which Consultant conceives, develops, creates, obtains, or learns in whole or in part while retained by the Corporation and relating, directly or indirectly, to any of such confidential information; and Consultant agrees upon request to, without additional compensation but at no expense to Consultant, execute and assent to any application, assignment, license, or other legal documents necessary for the Corporation to enjoy fully all rights assigned under this Agreement.

         4.      Termination.

                 This Agreement shall terminate in the event of the death of the Consultant, provided that any payments due for consulting services rendered by the Consultant prior to his death shall be paid to his estate.

         5.      General.

                 (a) This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of New Jersey.

                 (b) Notices under this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, postage paid to the address set forth in this Agreement,
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which address may be changed by either party by giving the other party notice pursuant to the terms hereof.

                 (c) The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                 (d) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

                 (e) This Agreement, and the Consultant's obligations hereunder, may not be assigned by the Consultant; provided, however, that, subject to Section 4 hereof, all of the Consultant's rights hereunder shall inure to the benefit of the Consultant's heirs and personal representatives. The Corporation may assign its rights in connection with any sale, transfer or other disposition of all or substantially all of its business or assets. In any event, the obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                 (f) This Agreement may be amended, modified, superseded, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance.

                 (g) The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement. The Consultant acknowledges that in the event that he breaches this Agreement, the Corporation may suffer damages in excess of the payments made hereunder and that, in the event of such breach, the Consultant shall be fully responsible for all damages resulting from his breach.
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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        WEDCO TECHNOLOGY, INC.



                                        BY: ________________________________
                                        TITLE:______________________________




                                        _____________________________________
                                        WILLIAM E. WILLOUGHBY